UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 16, 2021

Illumina, Inc.

(Exact name of registrant as specified in its charter)

001-35406

(Commission File Number)

Delaware	33-0804655
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

5200 Illumina Way, San Diego, CA 92122

(Address of principal executive offices) (Zip code)

(858) 202-4500

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	ILMN	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13a of the Exchange Act. ☐

Item 8.01.	Other Events.

On March 16, 2021, Illumina, Inc. (the “Company”) entered into an Underwriting Agreement (the “Underwriting Agreement”), with Goldman Sachs & Co. LLC and BofA Securities, Inc., as representatives of the several underwriters named therein, for the issuance and sale by the Company of $500,000,000 aggregate principal amount of its 0.550% notes due 2023 (the “2023 Notes”) and $500,000,000 aggregate principal amount of its 2.550% notes due 2031 (the “2031 Notes” and, together with the 2023 Notes, the “Notes”).

Each series of Notes will be issued pursuant to an Indenture (the “Indenture”), dated March 12, 2021, between the Company and U.S. Bank National Association, as trustee, and an officer’s certificate setting forth the terms of the Notes (which includes the form of Notes as an exhibit). The offering of the Notes was registered on a Registration Statement on Form S-3 (File No. 333-254195). The 2023 Notes will accrue interest at a rate of 0.550% per annum, payable semi-annually, and will mature on March 23, 2023. The 2031 Notes will accrue interest at a rate of 2.550% per annum, payable semi-annually, and will mature on March 23, 2031. Upon the closing of the offering of the Notes, which is expected to occur on March 23, 2021, the Company will realize, after deduction of the underwriting discount and before deduction of offering expenses, net proceeds of approximately $994.5 million.

Upon occurrence of an Event of Default (as defined in the Indenture) with respect to the Notes, the principal amount of the Notes may be declared, and/or become, due and payable immediately. The Company may, at its election, redeem the Notes, in whole or in part, from time to time at the redemption prices and on the terms and conditions set forth in the Notes.

The above description of the Underwriting Agreement and the Notes is qualified in its entirety by reference to the Underwriting Agreement, the Indenture, the form of officer’s certificate and the forms of the Notes filed as exhibits hereto, which exhibits are incorporated by reference herein.

Item 9.01.	Exhibits.

Exhibit Number	Description of Exhibit

1.1	Underwriting Agreement, dated March 16, 2021, between the Company and Goldman Sachs & Co. LLC and BofA Securities, Inc., as representatives of the several underwriters named therein.

4.1*	Indenture, dated March 12, 2021, between the Company and U.S. Bank National Association, as trustee.

4.2	Form of Officer’s Certificate setting forth the terms and form of the Notes.

4.3	Form of 2023 Note (included in Exhibit 4.2).

4.4	Form of 2031 Note (included in Exhibit 4.2).

5.1	Opinion of Covington & Burling LLP.

23.1	Consent of Covington & Burling LLP (included in Exhibit 5.1).

104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document.

*	Incorporated by reference to Exhibit 4.6 of the Company’s Registration Statement on Form S-3 (File No. 333-254195), filed with the Securities and Exchange Commission (“SEC”) on March 12, 2021.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 22, 2021

ILLUMINA, INC.

By:	/s/ Sam A. Samad

Name:	Sam A. Samad
Title:	Senior Vice President and Chief Financial Officer